Purchase Agreement

As of August 23, 2023,

This exclusive purchase agreement (the “Purchase Agreement”) is made between VV Markets, LLC (“Purchaser” or “us”) and Vinvesto, Inc. (“Seller” or “you”) with regard to the assets described below (each individually an “Asset”, collectively the “Assets”).

Key Deal Points

-The purchaser shall pay and deliver the purchase price following notice from the Seller that all of the Assets have been acquired and all consideration for the Assets paid to the relevant third parties by the Seller, and subject to the qualification by the SEC of the Purchaser’s investment offering and the investment of sufficient funds in that offering.

-The Purchaser and Seller agree to take reasonable steps to confirm the method and time of payment of the Purchase Price, including any information that the Purchaser requires to initiate a wire transfer to the Seller.

-We have agreed with you to a purchase price and form of consideration to be paid for each Asset, as outlined below.

Your Rights and Obligations

-You have the ability to supply the Assets listed in the Asset Table.

-Upon trade settlement, you will store, maintain, and insure the Asset(s) as part of your inventory and consistent with the manner in which they were stored, maintained, and insured prior to the date of this Purchase Agreement.

-You will provide us with reasonable access to the Asset(s) for the creation of marketing materials. Marketing materials remain our property.

-Right to possession of the Assets shall transfer to the Purchaser upon payment of the Purchase Price. It is the Seller’s duty to ensure the Assets are delivered to the Purchaser or to the Purchaser’s designated storage facility in the same condition as when purchased by the Seller.

-Upon the completion of the offering, you will continue to store, maintain, and insure the assets, in exchange for the payment of storage fees.

The Results:

-Upon the successful completion of the relevant offering through the Vint platform, you will receive payment of the Consideration for the associated Asset, as outlined below, and we will assume title in, and take possession of, the Asset(s), unless otherwise mutually agreed by you and us.

Other:

-This Purchase Agreement may be modified or amended only with the prior written consent of both Purchaser and Seller.

Asset Table

Chateauneuf du Pape Champions Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
2019 Domaine de la Janasse XXL Chateauneuf du Pape	2019	24	9.79%
2019 Domaine de la Janasse XXL Chateauneuf du Pape	2019	24	9.86%
2016 Domaine de la Janasse XXL Chateauneuf du Pape	2016	6	4.04%
2019 Clos du Caillou CdP Reserve	2019	6	1.38%
2019 Clos St Jean Deus Ex Machina	2019	1	1.58%
2016 Beaucastel Rouge	2016	12	1.64%
2015 Beaucastel Rouge	2015	12	1.62%
2016 Usseglio Reserve Deux Freres	2016	6	1.45%
2015 Clos des Papes	2015	12	1.87%
2015 Clos des Papes	2015	3	0.97%
2016 Clos des Papes	2016	12	0.40%
2020 Janasse CdP VV	2020	120	13.50%
2019 Janasse CdP VV	2019	12	1.67%
2012 Chateau de Beaucastel Hommage a Jacques Perrin, Chateauneuf-du-Pape 3x75cl	2012	12	6.68%
2007 Beaucastel HJP 6x750ml	2007	6	4.90%
2018 Beaucastel HJP	2018	3	1.59%
2019 Beaucastel HJP	2019	9	4.85%
2012 Rayas CdP Reserve	2012	12	28.32%
2021 Chateau La Nerthe Chateauneuf Du Pape Clos De Beauvenir Blanc	2021	18	3.89%

Description:	Chateauneuf du Pape Champions Collection
Total Acquisition Cost:	$47,534.52
Consideration: Cash (%) Equity (%) Total	$47,534.52 (100%) (0%)
$47,534.52
Other Terms:

Acknowledged and Agreed:

/s/Nicholas King	/s/Nicholas King

VV Markets, LLC	Vinvesto, Inc.
Name: Nicholas King	Name: Nicholas King
Title: Managing Member	Title: CEO

Exhibit A – Purchase Orders, Receipts, and other Agreements for Purchase of Assets

This Exhibit A, titled "Purchase Orders, Receipts, and other Agreements for Purchase of Assets," forms an integral part of the Purchase Agreement entered into between the parties (the Manager and the Initial Asset Seller). This exhibit includes sales agreements between the parties, outlines the details regarding the shipping of assets, absence of discounts, and the requirement for assets to match any sales agreements.

1.Shipping of Assets: Upon completion of the sale, the assets purchased shall be promptly shipped to a partner storage facility designated by the Manager. The Manager’s partner facilities includes, but is not limited to London City Bond, Octavian, Domaine, and Farr Vintners. The Manager will coordinate with the initial asset seller to facilitate shipping.

2.Match with Sales Agreements: It is a condition of this Agreement that the assets acquired by the Manager must correspond to the description and specifications as set forth in any relevant sales agreements, purchase orders, receipts, or other supporting documentation.

This Exhibit A is incorporated into the Agreement and shall be binding upon the parties hereto as if fully set forth therein. Attached in this exhibit are all agreements representing the sale of the Assets to the Manager.

Order Details

Order reference: 2870601
Placed on 18th Aug 2023 23:39pm

The order is Completed

Order total

Subtotal	£1,055.00
BB&R Storage (charges apply)	FREE
Total	£1,055.00

Your payment details

3033 23rd Ave W
Seattle, 98199
United States

7072104784

Paid with Card (£1,055.00)

Cellared by Berry's In Bond

	Product Details	Quantity	Item Price	Delivery Method
	**2015 Châteauneuf-Du-Pape Rouge, Clos Des Papes, Paul Avril & Fils, Rhône** Bottle 75cl		6£54.17	BB&R Storage (charges apply)
	**2015 Châteauneuf-Du-Pape Rouge, Clos Des Papes, Paul Avril & Fils, Rhône** Bottle 75cl		6£61.67	BB&R Storage (charges apply)

Product Details		Quantity	Item Price	Delivery Method
	**2015 Châteauneuf-Du-Pape Rouge, Clos Des Papes, Paul Avril & Fils, Rhône** Magnum 150cl		3£120.00	BB&R Storage (charges apply)

LIV | EX
THE FINE WINE MARKET

Unit 105/106, Metal Box Factory, 30 Great Guildford St, Borough, London, SE1 0HS
+44 (0) 20 7062 8788
VAT Reg: GB 751 8508 21
FDA Number: 16168867644
AWRS URN: XXAW00000100721
finance@liv-ex.com www.liv-ex.com

Vint
6237 Fox Branch Ct
Midlothian, Virginia
23112
VAT Reg:

Please pay: Liv-ex Ltd
Bank Name: HSBC UK Bank PLC
BIC: HBUKGB4B
IBAN: GB80HBUK40127684302735

PRO FORMA INVOICE

Date: 29/08/23

Transaction: 371965

Your ref: VV-CDP1

This is a US Dollar Invoice

Details	Unit price	Qty	Net	VAT
371965 - La Janasse, Chateauneuf-du-Pape, XXL 2019 6x75 4 unit(s) @ USD 1,131 per unit LWIN 111396720190600750	1,131.00	4	4,524.00	-
371965 - La Janasse, Chateauneuf-du-Pape, XXL 2019 6x75 Commission on purchase at 2.00%	90.48	1	90.48	-
371965 - La Janasse, Chateauneuf-du-Pape, XXL 2019 6x75 Settlement fee on purchase @ USD 9.35 per unit	37.40	1	37.40	-

All Values displayed in US Dollars E. & .O.E.
Cleared funds due 7 days from period end.
Liv-ex operates weekly payment cycles. You will receive a "Net Statement" each Friday showing what is payable the following Friday. This invoice is due 7 days from the Net Statement date.

Total Net Amount	$	4,651.88
Total VAT Amount 0 %	$	-
Invoice Total	**$**	**4,651.88**

LIV | EX
THE FINE WINE MARKET

Unit 105/106, Metal Box Factory, 30 Great Guildford St, Borough, London, SE1 0HS
+44 (0) 20 7062 8788
VAT Reg: GB 751 8508 21
FDA Number: 16168867644
AWRS URN: XXAW00000100721
finance@liv-ex.com www.liv-ex.com

Vint
6237 Fox Branch Ct
Midlothian, Virginia
23112
VAT Reg:

Please pay: Liv-ex Ltd
Bank Name: HSBC UK Bank PLC
BIC: HBUKGB4B
IBAN: GB80HBUK40127684302735

PRO FORMA INVOICE

Date: 29/08/23
Transaction: 371579
Your ref: VV-CDP1

This is a US Dollar Invoice

Details	Unit price	Qty	Net	VAT
371579 - La Janasse, Chateauneuf-du-Pape, XXL 2019 6x75 4 unit(s) @ USD 1,139 per unit LWIN 111396720190600750	1,139.00	4	4,556.00	-
371579 - La Janasse, Chateauneuf-du-Pape, XXL 2019 6x75 Commission on purchase at 2.00%	91.12	1	91.12	-
371579 - La Janasse, Chateauneuf-du-Pape, XXL 2019 6x75 Settlement fee on purchase @ USD 9.35 per unit	37.40	1	37.40	-

All Values displayed in US Dollars E. & .O.E.
Cleared funds due 7 days from period end.
Liv-ex operates weekly payment cycles. You will receive a "Net Statement" each Friday showing what is payable the following Friday. This invoice is due 7 days from the Net Statement date.

Total Net Amount	$	4,684.52
Total VAT Amount 0 %	$	-
Invoice Total	**$**	**4,684.52**

Farr Vintners Ltd

Commodore House
Battersea Reach
Juniper Drive
London SW18 1TN
Tel. +44 (0) 20 7821 2000
VAT No. GB 232 0069 12
AWRS No. XQAW00000100634

INVOICE

Vinvesto, Inc. (DBA Vint)
2800 Patterson
Richmond
VA 23221
United States

Order Ref: **1129922**

Order Date: **21 Aug 2023**

Account Ref: **VIN208**

Wine	Vintage	Size	Qty	Price	Subtotal	Duty	VAT
Messorio, Le Macchiole	2019	75cl	6 bts	170.67 bt	1,024.02	0.00	0.00
Scrio, Le Macchiole	2019	75cl	4 cs	1,599.96 cs	6,399.84	0.00	0.00
CDP Beaucastel Hommage à Jacques Perrin, Perrin - Château de Beaucastel	2019	75cl	9 bts	256.00 bt	2,304.00	0.00	0.00
					9,727.86	0.00	0.00

Invoice Total: **9,727.86 USD**

Wines for Export

Page 1 of 1

IG WINES

Adam Lapierre (C_000293)

3033 23rd Ave W
Seattle
WA, 98199
USA

Phone: 7072104784
Email: adam@vint.co

Sales Invoice

Invoice Number: INV-15325
Order Number: SO-013485
Date: 22/08/2023
Sales Person: Toby Royle
Payment Terms:
Status: In Bond

Collection From

LCB Dinton Woods IGWDIN
Sub Account: C_000293
London City Bond
Dinton Woods Storage Facility
Catherine Ford Road
Dinton
Wiltshire, SP3 5HB
United Kingdom

Sold By

IG Wines
Anchor Brewhouse
50 Shad Thames
London, SE1 2LY
United Kingdom

Phone: +442039575604
Email: accounts@igwines.com
AWRS: XHAW00000105163
VAT no: 191134619515
REG no: 7610310

Vintage	Description	Qty	Unit	Origin	ABV	Comm. Code	Unit Price	Total
2012	Chateau de Beaucastel Hommage a Jacques Perrin, Chateauneuf-du-Pape	4	3x75cl	France Red	15.50%	2204219010	£ 620.00	£ 2,480.00

Total wines: 1 wine
Total bottles: 12 bottles in total
Total cases: 4 cases

Total wine: £ 2,480.00
VAT: £ 0.00
Total price: £ 2,480.00

Bank Details

Payment by bank transfer to HSBC in invoiced currency for IG Wines

Account Number: 70657743
IBAN: GB74HBUK40116070657743
Sort Code: 40-11-60
SWIFT: HBUKGB4B

View and pay online now

Payment is due according to your payment terms as stated above. If the order is not paid in full by the payment terms, we reserve the right to cancel the order. Delivery or collection will be arranged once full payment is received. Please ensure settlement is made in full, including any charges, including bank sending and receiving charges. All wines remain the property of the seller until paid in full and final invoice is issued. If you have any questions concerning this invoice, please contact sales@igwines.com. Thank you for your business.

LIV | EX
THE FINE WINE MARKET

Unit 105/106, Metal Box Factory, 30 Great Guildford St, Borough, London, SE1 0HS
+44 (0) 20 7062 8788
VAT Reg: GB 751 8508 21
FDA Number: 16168867644
AWRS URN: XXAW00000100721
finance@liv-ex.com www.liv-ex.com

Vint
6237 Fox Branch Ct
Midlothian, Virginia
23112
VAT Reg:

Please pay: Liv-ex Ltd
Bank Name: HSBC UK Bank PLC
BIC: HBUKGB4B
IBAN: GB80HBUK40127684302735

Invoice Number: **510704**
Date: **20/08/23**
Your ref: **VV-CDP1**

This is a US Dollar Invoice

Details	Unit price	Qty	Net	VAT
371693 - Chateau de Beaucastel Hommage a Jacques Perrin, Chateauneuf-du-Pape 2018 3x75 1 unit(s) @ USD 731 per unit LWIN 110840420180300750	731.00	1	731.00	-
371693 - Chateau de Beaucastel Hommage a Jacques Perrin, Chateauneuf-du-Pape 2018 3x75 Commission on purchase at 2.00%	14.62	1	14.62	-
371693 - Chateau de Beaucastel Hommage a Jacques Perrin, Chateauneuf-du-Pape 2018 3x75 Settlement fee on purchase @ USD 9.35 per unit	9.35	1	9.35	-

All Values displayed in US Dollars E. & .O.E.
Cleared funds due 7 days from period end.
Liv-ex operates weekly payment cycles. You will receive a "Net Statement" each Friday showing what is payable the following Friday. This invoice is due 7 days from the Net Statement date.

Total Net Amount	$	754.97
Total VAT Amount 0 %	$	-
Invoice Total	**$**	**754.97**

LIV | EX
THE FINE WINE MARKET

Unit 105/106, Metal Box Factory, 30 Great Guildford St, Borough, London, SE1 0HS
+44 (0) 20 7062 8788
VAT Reg: GB 751 8508 21
FDA Number: 16168867644
AWRS URN: XXAW00000100721
finance@liv-ex.com www.liv-ex.com

Vint
6237 Fox Branch Ct
Midlothian, Virginia
23112
VAT Reg:

Please pay: Liv-ex Ltd
Bank Name: HSBC UK Bank PLC
BIC: HBUKGB4B
IBAN: GB80HBUK40127684302735

PRO FORMA INVOICE

Date: 28/08/23

Transaction: 371580

Your ref: VV-CDP1

This is a US Dollar Invoice

Details	Unit price	Qty	Net	VAT
371580 - le Clos du Caillou, Chateauneuf-du-Pape, La Reserve 2019 6x75 1 unit(s) @ USD 636 per unit LWIN 11102852019060750	636.00	1	636.00	-
371580 - le Clos du Caillou, Chateauneuf-du-Pape, La Reserve 2019 6x75 Commission on purchase at 2.00%	12.72	1	12.72	-
371580 - le Clos du Caillou, Chateauneuf-du-Pape, La Reserve 2019 6x75 Settlement fee on purchase @ USD 9.35 per unit	9.35	1	9.35	-

All Values displayed in US Dollars E. & .O.E.
Cleared funds due 7 days from period end.
Liv-ex operates weekly payment cycles. You will receive a "Net Statement" each Friday showing what is payable the following Friday. This invoice is due 7 days from the Net Statement date.

Total Net Amount	$	658.07
Total VAT Amount 0 %	$	-
Invoice Total	**$**	**658.07**

LIV | EX
THE FINE WINE MARKET

Unit 105/106, Metal Box Factory, 30 Great Guildford St, Borough, London, SE1 0HS
+44 (0) 20 7062 8788
VAT Reg: GB 751 8508 21
FDA Number: 16168867644
AWRS URN: XXAW00000100721
finance@liv-ex.com www.liv-ex.com

Vint
6237 Fox Branch Ct
Midlothian, Virginia
23112
VAT Reg:

Please pay: Liv-ex Ltd
Bank Name: HSBC UK Bank PLC
BIC: HBUKGB4B
IBAN: GB80HBUK40127684302735

PRO FORMA INVOICE

Date: 28/08/23

Transaction: 371581

Your ref: VV-CDP1

This is a US Dollar Invoice

Details	Unit price	Qty	Net	VAT
371581 - Clos Saint Jean, Chateauneuf-du-Pape, Deus ex Machina 2019 1x300 1 unit(s) @ USD 726 per unit LWIN 112629520190103000	726.00	1	726.00	-
371581 - Clos Saint Jean, Chateauneuf-du-Pape, Deus ex Machina 2019 1x300 Commission on purchase at 2.00%	14.52	1	14.52	-
371581 - Clos Saint Jean, Chateauneuf-du-Pape, Deus ex Machina 2019 1x300 Settlement fee on purchase @ USD 9.35 per unit	9.35	1	9.35	-

All Values displayed in US Dollars E. & .O.E.
Cleared funds due 7 days from period end.
Liv-ex operates weekly payment cycles. You will receive a "Net Statement" each Friday showing what is payable the following Friday. This invoice is due 7 days from the Net Statement date.

Total Net Amount	$	749.87
Total VAT Amount 0 %	$	-
Invoice Total	**$**	**749.87**

Wilkinson
VINTNERS

Wilkinson Vintners Ltd 38 Chagford Street London NW1 6EB
T +44 (0)20 7616 0404 F +44 (0)20 7616 0400 www.wilkinsonvintners.com

To:

Vint
3033 23rd Ave W
Seattle
98199
United States

Invoice No.	110150
Invoice/Tax Date	21 Aug 2023
Order No.	
Account No.	VIN177
Page No.	1 of 1

Invoice

To Supply		Nett
6 bottles Chateauneuf-du-Pape, Reserve Des deux Freres, Pierre Usseglio 2016 @ £1,080 IB per case	£	**540.00**

PLEASE NOTE NEW SWIFT AND IBAN NUMBERS

HSBC plc, Hampstead Branch, 12 Hampstead High Street, London, NW3 1PY
Account Name: **Wilkinson Vintners Limited**
Account No: **91110209 Sort Code: 40-01-15**
Swift Code: **HBUKGB4B**
IBAN No: **GB28HBUK40011591110209**

In the event of non-payment of an account within the specified terms, we reserve the right to charge a cancellation fee of up to 20% of the outstanding amount. Title of all wines shall remain with Wilkinson Vintners Ltd. until all sums due are paid in full.

Carriage	£	0.00
Sub-Total	£	540.00
VAT	£	0.00
Total Due	£	540.00

Payment Terms:- **Payment upon receipt of invoice please**

Directors: P.L. Wilkinson (Managing), F.J. Wilkinson, P.H. Bowker
Registered No: 2680477 Registered Office: As above VAT No: 587 0974 88; AWRS Number: XGAW00000103910

LIV | EX
THE FINE WINE MARKET

Unit 105/106, Metal Box Factory, 30 Great Guildford St, Borough, London, SE1 0HS
+44 (0) 20 7062 8788
VAT Reg: GB 751 8508 21
FDA Number: 16168867644
AWRS URN: XXAW00000100721
finance@liv-ex.com www.liv-ex.com

Vint
6237 Fox Branch Ct
Midlothian, Virginia
23112
VAT Reg:

Please pay: Liv-ex Ltd
Bank Name: HSBC UK Bank PLC
BIC: HBUKGB4B
IBAN: GB80HBUK40127684302735

PRO FORMA INVOICE

Date: 28/08/23

Transaction: 371585

Your ref: VV-CDP1

This is a US Dollar Invoice

Details	Unit price	Qty	Net	VAT
371585 - Domaine de la Janasse, Chateauneuf-du-Pape, Vieilles Vignes 2019 12x75 1 unit(s) @ USD 769 per unit LWIN 111397020191200750	769.00	1	769.00	-
371585 - Domaine de la Janasse, Chateauneuf-du-Pape, Vieilles Vignes 2019 12x75 Commission on purchase at 2.00%	15.38	1	15.38	-
371585 - Domaine de la Janasse, Chateauneuf-du-Pape, Vieilles Vignes 2019 12x75 Settlement fee on purchase @ USD 9.35 per unit	9.35	1	9.35	-

All Values displayed in US Dollars E. & .O.E.
Cleared funds due 7 days from period end.
Liv-ex operates weekly payment cycles. You will receive a "Net Statement" each Friday showing what is payable the following Friday. This invoice is due 7 days from the Net Statement date.

Total Net Amount	$	793.73
Total VAT Amount 0 %	$	-
Invoice Total	**$**	**793.73**

Order Details

Order reference: 2870602
Placed on 18th Aug 2023 23:42pm

The order is Completed

Order total

Subtotal	£900.00
BB&R Storage (charges apply)	FREE
Total	£900.00

Your payment details

3033 23rd Ave W
Seattle, 98199
United States

7072104784

Paid with Card (£900.00)

Cellared by Berry's In Bond

Product Details	Quantity	Item Price	Delivery Method
 **2016 Châteauneuf-Du-Pape Rouge, Clos Des Papes, Paul Avril & Fils, Rhône** Bottle 75cl		6£73.33	BB&R Storage (charges apply)

Product Details		Quantity	Item Price	Delivery Method
	**2016 Châteauneuf-Du-Pape Rouge, Clos Des Papes, Paul Avril & Fils, Rhône** Bottle 75cl	6	£76.67	BB&R Storage (charges apply)

Order Details

Order reference: 2870339
Placed on 18th Aug 2023 23:27pm

The order is Completed

Order total

Subtotal	£1,210.00
BB&R Storage (charges apply)	FREE
Total	£1,210.00

Your payment details

3033 23rd Ave W
Seattle, 98199
United States

7072104784

Paid with Card (£1,210.00)

Cellared by Berry's In Bond

	Product Details	Quantity	Item Price	Delivery Method
	**2016 Châteauneuf-Du-Pape Rouge, Château De Beaucastel, Rhône** Bottle 75cl	12	£50.83	BB&R Storage (charges apply)
	**2015 Châteauneuf-Du-Pape Rouge, Château De Beaucastel, Rhône** Bottle 75cl	6	£50.00	BB&R Storage (charges apply)

Product Details	Quantity	Item Price	Delivery Method
	**2015 Châteauneuf-Du-Pape Rouge, Château De Beaucastel, Rhône** Bottle 75cl		6£50.00	BB&R Storage (charges apply)

Order reference: 2870339
Placed on 18th Aug 2023 23:27pm

The order is Completed

Order total

Subtotal	£1,210.00
BB&R Storage (charges apply)	FREE
Total	£1,210.00

Your payment details

3033 23rd Ave W
Seattle, 98199
United States

7072104784

Paid with Card (£1,210.00)

Cellared by Berry's In Bond

Product Details		Quantity	Item Price	Delivery Method
	**2016 Châteauneuf-Du-Pape Rouge, Château De Beaucastel, Rhône** Bottle 75cl		12£50.83	BB&R Storage (charges apply)
	**2015 Châteauneuf-Du-Pape Rouge, Château De Beaucastel, Rhône** Bottle 75cl		6£50.00	BB&R Storage (charges apply)
	**2015 Châteauneuf-Du-Pape Rouge, Château De Beaucastel, Rhône** Bottle 75cl		6£50.00	BB&R Storage (charges apply)

Order Details

Order reference: 2876600
Placed on 22nd Aug 2023 17:41pm

The order is Completed

Order total

Subtotal	£1,445.00
BB&R Storage (charges apply)	FREE
Total	£1,445.00

Your payment details

3033 23rd Ave W
Seattle, 98199
United States

7072104784

Paid with Card (£1,445.00)

Cellared by Berry's In Bond

Product Details	Quantity	Item Price	Delivery Method
 **2021 Châteauneuf-Du-Pape Blanc, Clos De Beauvenir, Château La Nerthe, Rhône** Bottle 75cl		6£79.17	BB&R Storage (charges apply)

Product Details		Quantity	Item Price	Delivery Method
	**2021 Châteauneuf-Du-Pape Blanc, Clos De Beauvenir, Château La Nerthe, Rhône** Bottle 75cl	12	£80.83	BB&R Storage (charges apply)

LIV | EX
THE FINE WINE MARKET

Unit 105/106, Metal Box Factory, 30 Great Guildford St, Borough, London, SE1 0HS
+44 (0) 20 7062 8788
VAT Reg: GB 751 8508 21
FDA Number: 16168867644
AWRS URN: XXAW00000100721
finance@liv-ex.com www.liv-ex.com

Vint
6237 Fox Branch Ct
Midlothian, Virginia
23112
VAT Reg:

Please pay: Liv-ex Ltd
Bank Name: HSBC UK Bank PLC
BIC: HBUKGB4B
IBAN: GB80HBUK40127684302735

PRO FORMA INVOICE

Date: 28/08/23

Transaction: 371966

Your ref: VV-CDP1

This is a US Dollar Invoice

Details	Unit price	Qty	Net	VAT
371966 - Chateau Rayas, Chateauneuf-du-Pape 2012 6x75 1 unit(s) @ USD 6,656 per unit LWIN 113639120120600750	6,656.00	1	6,656.00	-
371966 - Chateau Rayas, Chateauneuf-du-Pape 2012 6x75 Commission on purchase at 2.00%	133.12	1	133.12	-
371966 - Chateau Rayas, Chateauneuf-du-Pape 2012 6x75 Settlement fee on purchase @ USD 9.35 per unit	9.35	1	9.35	-

All Values displayed in US Dollars E. & .O.E.
Cleared funds due 7 days from period end.
Liv-ex operates weekly payment cycles. You will receive a "Net Statement" each Friday showing what is payable the following Friday. This invoice is due 7 days from the Net Statement date.

Total Net Amount	$	6,798.47
Total VAT Amount 0 %	$	-
Invoice Total	**$**	**6,798.47**

Order Details

Order reference: 2876601
Placed on 22nd Aug 2023 17:47pm

The order is Completed

Order total

Subtotal	£1,500.00
BB&R Storage (charges apply)	FREE
Total	£1,500.00

Your payment details

3033 23rd Ave W
Seattle, 98199
United States

7072104784

Paid with Card (£1,500.00)

Cellared by Berry's In Bond

	Product Details	Quantity	Item Price	Delivery Method
	**2016 Châteauneuf-Du-Pape, XXL, Domaine De La Janasse, Rhône** Bottle 75cl		6£250.00	BB&R Storage (charges apply)

LIV | EX
THE FINE WINE MARKET

Unit 105/106, Metal Box Factory, 30 Great Guildford St, Borough, London, SE1 0HS
+44 (0) 20 7062 8788
VAT Reg: GB 751 8508 21
FDA Number: 16168867644
AWRS URN: XXAW00000100721
finance@liv-ex.com www.liv-ex.com

Vint
6237 Fox Branch Ct
Midlothian, Virginia
23112
VAT Reg:

Please pay: Liv-ex Ltd
Bank Name: HSBC UK Bank PLC
BIC: HBUKGB4B
IBAN: GB80HBUK40127684302735

PRO FORMA INVOICE

Date: 28/08/23

Transaction: 371619

Your ref: VV-CDP1

This is a US Dollar Invoice

Details	Unit price	Qty	Net	VAT
371619 - Domaine de la Janasse, Chateauneuf-du-Pape, Vieilles Vignes 2020 12x75 10 unit(s) @ USD 620.16 per unit LWIN 11139702020120075O	620.16	10	6,201.60	-
371619 - Domaine de la Janasse, Chateauneuf-du-Pape, Vieilles Vignes 2020 12x75 Commission on purchase at 2.00%	124.03	1	124.03	-
371619 - Domaine de la Janasse, Chateauneuf-du-Pape, Vieilles Vignes 2020 12x75 Settlement fee on purchase @ USD 9.35 per unit	93.50	1	93.50	-

All Values displayed in US Dollars E. & .O.E.
Cleared funds due 7 days from period end.
Liv-ex operates weekly payment cycles. You will receive a "Net Statement" each Friday showing what is payable the following Friday. This invoice is due 7 days from the Net Statement date.

Total Net Amount	$	6,419.13
Total VAT Amount 0 %	$	-
Invoice Total	**$**	**6,419.13**

Sales Invoice UNIX0017

Date/tax point	22/08/23
Account no	LAP-AD1
Customer ref	BEAUCASTEL HOMMAGE
Currency	Sterling
Cust VAT no	
Order no	UNEX5718

UNCORKED®
Fine Wine Merchants

Invoice to

Private & confidential
Vint
1717 E Cary St
Richmond
VA
23223

Entered by Jabu Hallinan
Reqd 22/08/23
Stock location 04
Order status UB CCT Paid
Order notes:
Please deliver UNDER BOND to Seabrooks, a/c VINT

Please inspect goods on receipt and inform us and the carrier forthwith of any discrepancies; in the event of non-delivery, please notify us within 10 days of invoice

#	Description	Vntg	Unit size	Cs	Bts	£ /unit	£ total
1	Beaucastel CDP Hommage Jacques Perrin	2007	6 x 75cl	1	00	1800.00	1800.00
2	Delivery to non-LCB warehouse		1	1	00	16.67	16.67
3	Thank you for your order		1	1	00	0.00	0.00

Delivery to

Vint
Seabrooks a/c VINT
Seabrook Warehousing Ltd
Admiral House 853 London Road
London Road
RM20 3LG

Cs	Bts
1	00

Total nett	1816.67
Total VAT	3.33
Total due	1820.00

Please Pay Immediately

Bank details

RBS
Sort code 16-00-15, account 23143677
BIC/SWIFT RBOS GB 2L
IBAN GB48 RBOS 1600 1523 1436 77
PO Box 412, 62/63 Threadneedle Street,
London EC2R 8LA

Please quote account number LAP-AD1
with remittance

22 Copthall Avenue
London EC2R 7DN
www.uncorked.co.uk
+44 (0)20 7638 5998

Uncorked Ltd. VAT no 691 1176 35. AWRS URN XLAW00000103660.
We understand and will exercise our statutory right to claim interest and compensation for debt recovery costs under the late payment legislation if we are not paid according to agreed credit terms

Registered in England No. 4479554
Registered office 45 Gresham Street London, EC2V 7BG

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